Exhibit 10.2

STANLEY ASSOCIATES, INC.

STOCKHOLDERS’ AGREEMENT

of AUGUST 27, 1996

As amended, OCTOBER 1, 2000

STANLEY ASSOCIATES, INC.

STOCKHOLDERS’ AGREEMENT

of AUGUST 27, 1996

As amended, OCTOBER 1, 2000

i

STANLEY ASSOCIATES, INC.

STOCKHOLDERS’ AGREEMENT

of AUGUST 27, 1996

As amended, OCTOBER 1, 2000

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into this       day of           , 2000 by and between (i) STANLEY ASSOCIATES, INC., a District of Columbia corporation (the “Corporation”), and (ii)                       , a stockholder of the Company (the “Stockholder”).

WHEREAS, the Corporation has an authorized capital stock consisting of one million (1,000,000) shares of common stock, with a par value of one cent ($.01) per share (the “Stock”);

WHEREAS, the Stockholder owns shares of the issued and outstanding Stock of the Corporation; and

WHEREAS, the parties hereto desire to set forth in writing their understandings and agreements.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1.             Definitions. The following terms shall have the following meanings whenever used in this Agreement:

A.            “Approved Charitable Organization” means an organization approved by a majority vote of the Board of Directors acting in its sole and absolute discretion which is one or more of the following:

(i)    A corporation, trust, or community chest, fund, or foundation –

a. created or organized in the United States or in any possession thereof, or under the law of the United States, any State, the District of Columbia, or any possession of the United States;

b. organized and operated exclusively for religious, charitable, scientific, literary, or educational purposes, or to foster national or international amateur sports competition (but only if no part of its activities involve the provision of athletic facilities or equipment), or for the prevention of cruelty to children or animals;

c. no part of the net earnings of which inures to the benefit of any private shareholder or individual; and

d. which is not disqualified for tax exemption under section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended.

(ii)   A post or organization of war veterans, or an auxiliary unit or society of, or trust or foundation for, any such post or organization –

a. organized in the United States or any of its possessions, and

b. no part of the net earnings of which inures to the benefit of any private shareholder or individual.

(iii)  A domestic fraternal society, order, or association, operating under the lodge system, but only if the Stock or proceeds thereof is to be used exclusively for religious, charitable, scientific, literary, or educational purposes, or for the prevention of cruelty to children or animals.

B.            “Articles of Incorporation” shall mean the Articles of Incorporation dated May 17, 1968, the Articles of Amendment to the Articles of Incorporation of the Corporation dated October 16, 1991, and any further amendments or restatements thereof.

C.            “Bona Fide Offer” shall mean an offer in writing, signed by an outside offeror (who must be a person and/or entity other than the Corporation, a Stockholder, an employee pension benefit plan maintained by the Corporation, or any other stockholder of the Corporation) who must be financially capable of carrying out the terms of such Bona Fide Offer, in a form legally enforceable against such outside offeror.

D.            “Fair Market Value” shall mean the fair market value of the shares of Stock as determined in accordance with the most recent independent appraisal obtained for purposes of the valuation of the Trust Fund under the Stanley Associates, Inc. Employee Stock Ownership Plan.

E.             “Permanent Disability” shall mean disability caused by accident, illness or mental disorder resulting in the inability, for a period of twelve (12) consecutive months, of a Stockholder to substantially and gainfully perform the duties as an employee of the Corporation or any affiliate thereof which he was performing prior to such disability. For purposes of this Agreement, a Stockholder shall be deemed to be “Permanently Disabled” upon the expiration of such twelve (12) month period; provided, however, in accordance with the provisions of this § D, if it is determined at any time prior to the last day of such twelve (12) month period that such Stockholder will never again be able to perform such duties as aforesaid, Permanent Disability shall be deemed to occur as of such earlier date. For purposes of this definition, all determinations as to whether and when a period of Permanent Disability has begun or ended shall be made by the Board of Directors of the Corporation.

F.             “Prime Rate” shall mean the rate of interest reported as the prime rate from time to time in The Wall Street Journal newspaper (or its successor in interest) in its “Money Rates” column; provided, however, if more than one rate or a range of rates are reported as the prime rate, then the higher or highest of such rates shall be considered the Prime Rate.

G.            “Public Offering” shall mean the consummation of a firm commitment or the completion of a best efforts underwritten public offering of, as the case may be, Stock, or another class of capital stock registered under the Securities Act of 1933, as amended. For all purposes hereof, it is understood and agreed by the parties hereto that any participation by a Stockholder in a Public Offering shall be subject to any applicable Federal or state securities law, rule, regulation or order.

H.            “Registered Notice” shall mean notice delivered personally or sent by registered or certified mail, return receipt requested, and first-class postage prepaid; and, if such Registered Notice is sent with respect to a Bona Fide Offer, such Registered Notice shall contain a true and complete copy of the Bona Fide Offer, setting forth the price and all terms and conditions, with the name(s), address(es) (both home and office) and business(es) or other occupation(s) of the outside offeror or offerors.

I.              “Settlement” shall mean the closing on a purchase or acquisition by the Corporation of shares of Stock of a Stockholder pursuant to Article 8 hereof.

J.             “Termination of Employment with Cause” shall mean a termination of employment of the Stockholder by the Corporation or any affiliate thereof by reason of an act of misconduct by such Stockholder which (1) is material, (2) is willful and in bad faith, and (3) results in material damage or harm to the Corporation or such affiliate, or materially adversely affects the present or future financial condition of the Corporation or such affiliate.

K.            “Termination of Employment without Cause” shall mean a termination of employment of the Stockholder by the Corporation or any affiliate thereof for any reason other than death, Permanent Disability, Voluntary Termination of Employment or Termination of Employment for Cause.

2.             Scope of Agreement. This Agreement shall apply to all transfers of shares of Stock, now owned or hereafter acquired by the Stockholder, whether voluntary, involuntary or by operation of law, resulting from death, bankruptcy, insolvency or otherwise.

3.             Restrictions on Transfer.

A.            Except as otherwise provided under this Agreement, no Stockholder shall sell, exchange, deliver or assign, pledge, mortgage, hypothecate or otherwise encumber, transfer or permit to be transferred any or all of the shares of Stock now owned or hereafter acquired by such Stockholder, whether voluntarily, involuntarily or by operation of law, including, without limitation, the laws of bankruptcy, insolvency, intestacy, descent and distribution, or succession, except as required to do so under applicable law.

B.            Notwithstanding § 3A hereof, the Stockholder may sell, grant, transfer or deliver any shares of Stock to any one or more employees of the Corporation, an employee pension benefit plan maintained by the Corporation, the Corporation or an Approved Charitable Organization, provided that the approval of the Board of Directors of the Corporation of such sale, grant, transfer, or delivery is obtained by the affirmative vote of the members of the Board of Directors. The Stock transferred to any one or more employees of the Corporation or to an Approved Charitable Organization shall continue to be subject to the provisions of this Agreement; provided that, in the case of a transfer to an Approved Charitable Organization, such reference herein to the death, Permanent Disability or termination of employment of the Stockholder, including such references in Articles 5, 6 and 7, shall be deemed continued references to the Stockholder who transferred the Stock to each Approved Charitable Organization.

C.            In the event of a Stockholder’s death, any Stock then held of record by a Stockholder may be transferred to such Stockholder’s executor, administrator, personal or legal representative, legatee, heir, or distributees of his estate, provided, that, as a condition of any such transfer, such prospective transferee shall provide to the Corporation, at its request, sufficient evidence of his or its legal right and authority to have any of the Stock so transferred. The Stock so transferred shall be subject to the provisions of this Agreement, including §5.

D.            Notwithstanding §3A hereof, the provisions of this Article 3 shall terminate automatically and be of no further force and effect upon a Public Offering of the Stock.

4.             Right of First Refusal.

A.            In the event that a Stockholder shall receive a Bona Fide Offer to purchase (whether outright or pursuant to a merger, consolidation, reorganization, or similar transaction) all (but not less than all) of such Stockholder’s shares of Stock, and in the further event that such Stockholder (hereinafter referred to for all purposes of this Article 4 as the “Offering Stockholder”) is willing to accept such Bona Fide Offer, he shall promptly send Registered Notice to the Corporation, offering to sell his shares of Stock to the Corporation at the price provided in e4C hereof and upon the same terms and conditions as are contained in the Bona Fide Offer. The Corporation shall then have such rights and privileges for the prescribed time periods as are set forth in § 4C hereof.

B.            For purposes of this Article 4, the purchase price for the shares of Stock of the Offering Stockholder shall be the lower of (1) the Fair Market Value as determined pursuant to the last valuation of the Corporation’s Stock preceding the receipt of such Bona Fide Offer or (2) the price provided under such Bona Fide Offer.

C.            Whenever, under this Agreement, the Offering Stockholder has received a Bona Fide Offer to purchase all of his shares of Stock, the following procedures shall be complied with:

(1)           For a period of sixty (60) days from its receipt of the Registered Notice, the Corporation shall have the right, at its sole option, to purchase all or any part of the shares of Stock so offered at the purchase price provided in § 4B hereof and upon such other terms and conditions as are contained in the Bona Fide Offer. If the Corporation shall not elect to purchase all of the shares of Stock so offered within such sixty (60)-day period for any reason whatsoever, then each employee pension benefit plan maintained by the Corporation that is authorized to purchase and hold Stock shall have the right, at its sole option, for a period of thirty (30) days after the expiration of such sixty (60)-day period, to purchase pro rata, in proportion to their ownership of shares of Stock, or in such other proportion as they shall otherwise agree upon, all (but not less than all) of the shares of Stock offered as aforesaid to the Corporation and not elected to be purchased by the Corporation. The Corporation and the employee pension benefit plans shall exercise such options to purchase by giving Registered Notice to the Offering Stockholder, within the prescribed time periods, of such intention to exercise.

(2)           If the Corporation and the employee pension benefit plan shall not, individually or together, purchase within the prescribed time periods all of the shares of Stock covered by the Bona Fide Offer, the Offering Stockholder shall have the right to accept the Bona Fide Offer in whole

(but not in part) and to sell such shares of Stock, subject to the provisions and restrictions of this Agreement, but only in strict accordance with all of the provisions of the Bona Fide Offer.

(3)           For all purposes of this Article 4, such sale by the Offering Stockholder must be fully consummated within one hundred twenty (120) days after the date of mailing of the Registered Notice by the Offering Stockholder, and, in the event that such sale is not fully consummated within such period or the terms of the Bona Fide Offer change, the provisions of this Article 4 must again be complied with by the Offering Stockholder.

D.            The provisions of this Article 4 shall terminate automatically and be of no further force and effect upon a Public Offering of the Stock.

5.             Death or Permanent Disability of a Stockholder.

A.            In the case of the death or Permanent Disability of the Stockholder, such Stockholder shall have the obligation to sell to the Corporation, and the Corporation shall have the obligation to purchase, all of the shares of Stock held by such Stockholder, in accordance with this Article 5 and Articles 8 and 9 hereof.

B.            The price for the shares of Stock to be acquired or purchased under this Article 5 shall be equal to the Fair Market Value of such shares.

6.             Voluntary Termination of Employment.

A.            In the event of a Voluntary Termination of Employment of the Stockholder, the Corporation may elect to purchase and, if the Corporation so elects, the Stockholder shall have the obligation to sell to the Corporation, all of the shares of Stock held by such Stockholder, in accordance with the provisions of this Article 6 and Articles 8 and 9 hereof.

B.            The price for the shares of Stock of the Stockholder to be purchased pursuant to this Article 6 shall be equal to the Fair Market Value of such shares of Stock.

C.            A Stockholder shall give at least ten (10) days prior written notice of Voluntary Termination of Employment to the Corporation. The Corporation shall give written notice of its election to purchase (or its decision not to purchase) such Stock within sixty (60) days thereafter.

7.             Termination of Employment with Cause or Without Cause.

A.            In the event of a Termination of Employment with Cause or Without Cause, the Stockholder shall sell to the Corporation, and the Corporation shall purchase, all of the shares of Stock held by such Stockholder, in accordance with the provisions of this Article 7 and Articles 8 and 9 hereof.

B.            The price for the shares of Stock of the Stockholder to be purchased pursuant to this Article 7 upon Termination Without Cause shall be equal to the Fair Market Value of such shares. The price for the shares of Stock of the Stockholder to be purchased pursuant to this Article 7 upon Termination With Cause shall be the lesser of  (1) the federal income tax basis of the Stockholder for such shares or (2) the Fair Market Value of such shares.

8.             Settlement.

A.            The Settlement on a purchase or acquisition of Stock by the Corporation hereunder shall be no later than ninety (90) days after (a) the date of a Stockholder’s death or Permanent Disability pursuant to Article 5 hereof, (b) the date of the Corporation’s written election to purchase the Stockholder’s Stock upon Voluntary Termination of Employment under Article 6 hereof, or (c) the date of the Stockholder’s Termination of Employment without Cause or Termination of Employment with Cause, as the case may be, under Article 6 or Article 7 hereof.

B.            The Settlement shall be held at the principal office of the Corporation or at such other place which the Corporation and the Stockholder shall otherwise agree upon. At the Settlement, the certificate or certificates representing the shares of Stock so purchased shall be delivered to the Corporation. Furthermore, at the Settlement, provided there is a purchase of all of his shares of Stock, such Stockholder shall, if applicable, deliver a written resignation as a director and/or officer of the Corporation and/or as a trustee under any employee benefit trust then maintained by the Corporation.

C.            Payment for the shares of Stock shall be as follows:

(1)           If such purchase price is less than or equal to Two Thousand Dollars ($2,000), then there shall be a cash payment equal to the entire price.

(2)           The balance, if any, shall be paid to the Stockholder by the issuance of a promissory note, as described in § 8D hereof.

D.            Except as otherwise provided in this § 8(D), a promissory note issued by the Corporation to the Stockholder pursuant to this Article 8 hereof shall provide for a term of five (5) years and provide for the payment of principal in twenty (20) equal quarterly installments provided, however, in the case of a Termination of Employment with Cause, such promissory note shall provide for a term of ten (10) years and provide for payment of principal in forty (40) equal quarterly installments. Interest shall accrue on the unpaid balance thereof and shall be payable simultaneously with payments of principal at an annual rate equal to the Prime Rate as of the date of Settlement and with such rate of interest to be adjusted on each anniversary of the Settlement. The first of such installments of principal and interest shall be due and payable three (3) months after the Settlement. The Corporation may prepay the unpaid principal balance and any accrued and unpaid interest at any time without penalty.

9.             Corporate Action.

A.            In the event that the Corporation is obligated to purchase or acquire shares of Stock hereunder, and in the further event that, under the applicable laws of the jurisdiction of incorporation of the Corporation, the Corporation is legally prevented from purchasing or acquiring such shares of Stock, the Corporation shall promptly take (or cause to be taken) such measures (whether it be an amendment of the Articles of Incorporation or Bylaws of the Corporation, a reduction of its capital, a reappraisal of its assets and/or any other corporate action) as are necessary or appropriate to enable the Corporation to purchase or acquire such shares of Stock hereunder.

B.            In the event that the measures described in e9A hereof prove ineffective and that, despite such measures, the Corporation is legally prevented under the laws of such jurisdiction of incorporation or for any other reason whatsoever from purchasing any of the shares of Stock which the Corporation has exercised its right of first refusal under Article 4 hereof or is otherwise obligated to purchase or acquire shares of Stock hereunder, the other Shareholders of the Corporation shall have the option (but shall not have the obligation) to purchase pro rata, in proportion to their ownership of shares of Stock, or in such other proportion as they shall otherwise agree upon, that part (even to the extent of all) of the shares of Stock which the Corporation is legally prevented from purchasing or acquiring hereunder, and if such option is so exercised, all references herein to the Corporation with respect to such purchase or acquisition shall be deemed to be references to the Corporation and/or to such other Stockholders, where applicable. In the event that none of the other stockholders exercises the aforesaid option to purchase, or only a portion of such Stockholder’s shares of Stock are purchased pursuant to such option, the Corporation shall purchase or acquire such shares or the balance of such shares, as the case may be, as soon as practicable after such time as it is no longer legally prevented from making such purchase or acquisition.

10.           Delivery of Stock and Documents. Upon the closing of any purchase of any shares of Stock pursuant to this Agreement, the seller shall deliver to the purchaser the following:  the certificate or certificates representing the shares of Stock being sold, duly endorsed for transfer, and such assignments, certificates of authority, consents to transfer, instruments and evidences of title of the seller and of the seller’s compliance with this Agreement as may be reasonably required by the purchaser (or by counsel for the purchaser).

11.           Stock Transfer Record. The Corporation shall keep a stock transfer book in which shall be recorded, inter alia, the name and address of each Stockholder. No transfer of any shares of Stock shall be effective or valid unless and until recorded in such stock transfer book. The Corporation agrees not to record any transfer of shares of Stock in such stock transfer book unless the transfer is in strict compliance with all provisions of this Agreement. Each Stockholder agrees that, in the event he desires to make a transfer within the provisions hereof, he shall furnish to the Corporation such evidence of his compliance with this Agreement as may be required by the Board of Directors of, or counsel for, the Corporation.

12.           Endorsement on Stock Certificates. Each certificate representing shares of Stock of the Corporation now or hereafter held by a Stockholder shall bear any legend or legends required by applicable securities laws and, in addition thereto, shall bear a statement in substantially the following form:

“The voluntary or involuntary encumbering, transfer or other disposition (including, without limitation, any disposition pursuant to the laws of bankruptcy, intestacy, descent and distribution, or succession) of the shares of Stock evidenced by the within Certificate is restricted under the terms of an Agreement, dated August 27, 1996 and as amended from time to time, by and among the Corporation and its stockholders, a copy of which Agreement is on file at the principal office of the Corporation. Upon written request of the registered holder of this Certificate, the Corporation shall furnish, without charge to such holder, a copy of such Agreement.”

13.           Agreement Binding Upon Transferees. In the event that, at any time or from time to time, any shares of Stock are sold, bequeathed or otherwise transferred to any party pursuant to the provisions hereunder, the transferee shall take such shares of Stock pursuant to all provisions, conditions and covenants of this Agreement, and, as a condition precedent to the transfer of such shares of Stock, the transferee shall agree (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) in writing to be bound by all provisions of this Agreement as a party hereto and in the capacity of a Stockholder. In the event that there shall be any transfer to any person or entity pursuant to any provision of this Agreement and in compliance with the provisions of this Article 13, all references herein to a Stockholder shall thereafter be deemed to include such transferee.

14.           Agreements by Corporation. The Corporation agrees for and on behalf of itself and its successors and assigns that:

A.            It hereby consents to this Agreement.

B.            It shall not transfer or reissue any Stock in violation of the provisions of this Agreement.

C.            All certificates representing shares of Stock issued by the Corporation during the term of this Agreement shall bear an endorsement in substantially the form specified in Article 12 hereof.

15.           Specific Performance. The parties hereto agree that the shares of Stock of the Corporation held hereunder are unique, that failure to perform the obligations provided by this Agreement will result in irreparable damage, and that specific performance of these obligations may be obtained by suit in equity.

16.           Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or breach thereof which cannot be settled between the parties hereto shall, upon the request of either party involved, be submitted to and finally determined by arbitration in accordance with the rules of the American Arbitration Association then applicable in the District of Columbia. The decision made pursuant thereto shall be conclusive and binding on all parties involved and judgment or injunction based upon such decision may be entered in any court having jurisdiction thereof.

17.           Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

18.           Notices. Any and all notices or other communications provided for herein shall be given in writing and delivered personally or sent by registered or certified mail, return receipt requested, with first-class postage prepaid; and such notices shall be addressed:  (a) if to the Corporation, to the principal office of the Corporation; (b) if to a Stockholder, to the address as reflected in the stock records of the Corporation, unless notice of a change of address is furnished to the other parties in the manner provided in this Article 18. Any notice which is required to be made within a stated period of time shall be considered timely if mailed before midnight of the last day of such period.

19.           Remedy for Failure to Transfer Shares. In the event that a Stockholder shall be required to sell his shares of Stock pursuant to any provision hereof, and such Stockholder is unable to, or for any reason does not, deliver the certificate or certificates evidencing such shares to the person who, or entity which, is (or desires) to purchase or acquire such shares, in accordance with the applicable provisions of this Agreement, the purchaser or acquirer of such shares may deposit the purchase price for such shares (as set forth under the applicable provisions of this Agreement) with any bank doing business within fifty (50) miles of the Corporation’s principal office, or with the Corporation’s certified public accountant, as agent or trustee, or in escrow, for such Stockholder, to be held by such bank or accountant until withdrawn by such Stockholder. Upon such deposit by the purchaser or acquirer of such shares, and upon notice to the Stockholder who was required to sell, (a) the shares of Stock of such Stockholder to be sold or acquired pursuant to the applicable provisions of this Agreement shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser or acquirer, (b) such Stockholder shall have no further rights thereto, and (c) the Corporation shall record such transfer in its stock transfer book.

20.           Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, (a) the Corporation and its respective successors and assigns and (b) the Stockholders and their respective legatees, distributees, estates, executors, administrators, and personal and legal representatives.

21.           Miscellaneous.

A.            The use of either gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural and vice versa, wherever appropriate.

B.            Any change, modification or waiver of any provision of this Agreement relating to a repurchase of the shares of Stock of a Stockholder by the Corporation hereunder or an exchange of such shares shall not be valid unless the same is in writing and signed by all of the parties hereto.

C.            The failure of any party at any time to insist upon, or any delay by any party at any time to insist upon, strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

D.            This Agreement sets forth all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties hereto with respect to the shares of Stock held hereunder, and there are no promises, other than as set forth herein. Any and all prior agreements with respect to such shares of Stock are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to such shares of Stock. This Agreement may be terminated by a written instrument executed by the parties hereto.

E.             This Agreement shall be construed and enforced in accordance with the laws of the District of Columbia, without regard to its otherwise applicable conflict of laws principles.

F.             The headings and other captions in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CORPORATION:

ATTEST:		STANLEY ASSOCIATES, INC.,
a District of Columbia
corporation

By
Secretary		President

WITNESS:		STOCKHOLDER: